Exhibit 99

Data Call Technologies Signs Letter of Intent to Acquire PrioServ, Inc.

Data Call Technologies, Inc. (OTCBB:DCLT) of Houston, TX today announced that it has agreed to enter into negotiations for the 100% acquisition of PrioServ, Inc., a privately held company also based in Houston, TX. PrioServ is a technology service company that specializes in the installation / deployment / and management of Digital Signage systems, as well as VOIP, corporate networks / server installation and management. Financial terms were not disclosed.

“This acquisition will strongly assist Data Call in posturing itself for the expected growth in the technology industries for both Digital Signage and IT networks. The added service that Data Call will be able to provide its partners is exponential. We have been assisting with network deployments for quite some time, and the ability to offer these more specialized services brings Data Call to the next level of expertise.”, stated Tim Vance, CEO of Data Call

“As our partners and clients are gaining growth momentum, and Data Call has been in the forefront of the industry providing the stability to assist in our clients’ growth. We have become a trusted name in the industry. As our partners and clients continue their growth, this acquisition will provide our customers with the reliability found in our data products, streamlined into further national deployments and installs as well as network management. I am truly excited to see what the future is bringing.”, said Jim Ammons, Chairman of Data Call

About PrioServ, Inc.

PrioServ is composed of highly skilled and experienced IT personnel. The founders have numerous years in both IT and Customer Service. PrioServ's network of multi-platform engineers and technicians provide a blanket of coverage. In the spring of 2008, PrioServ conducted its first digital signage deployment with installs at 6 Houston area Wendy’s quick serve restaurants. PrioServ conducted similar multi-site installs at quick serve restaurants in Cincinnati, and Milwaukee. PrioServ has been contracted to handle service work for existing networks residing in most of the sports stadiums throughout the country (i.e., Great American Ball Park, Fenway Park, Turner Field, and Dolphin Stadium, to name a few). Additionally, PrioServ was contracted to handle corporate digital signage installation for 24 Northern California Bank of America’s. PrioServ was also contracted to handle 115 Digital College Network installations. These installations positioned signage in front of college aged consumers in many of the country’s colleges and universities (i.e., Notre Dame, Purdue University, University of Kentucky, University of Florida, Mesa Community College, University of Oklahoma, Georgetown University, Embry Aeronautical University).

More at prioserv.com.

About Data Call Technologies, Inc.

Data Call’s information feeds can be viewed throughout digital signage networks in numerous venues from gas stations, airports, sports arenas, banks, clinics, car dealers, manufacturing plants, the list goes on and on – from luxury condo information systems, cell phones, elevators, to electronic digital billboards.

For more information, please visit datacalltech.com and also, in your visit, please feel free to read "Data Call Drives Digital Signage"

Statements contained herein, which are not historical facts, including statements about plans and expectations regarding business areas and opportunities, demand and acceptance of new or existing businesses, capital resources and future financial results are "forward-looking" statements as contemplated by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, including, but not limited to, government regulation, taxation, spending, competition, general economic conditions and other risk factors which could cause actual results to differ materially from those projected or implied in the forward-looking statements. There may be other factors not mentioned above that may cause actual results to differ materially from any forward-looking information. The company takes no obligation to update or correct forward-looking statements and takes no obligation to update or correct information prepared by third parties that is not paid for by the Company.